QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We hereby consent to the incorporation by reference in the registration statements Nos. 333-30303, 333-36949, 333-43961, 333-46425, 333-56879, 333-61571, 333-67707, 033-75878, 333-85385, 333-96079 and 333-94509 on Form S-3 and Nos. 333-06130, 333-12621, 333-06054, 333-40727, 333-61573,333-81239, 033-48411, 033-63638, 033-68144, 033-91074, 333-85383, 333-36272 and 333-58922 on Form S-8 of Activision, Inc. of our report dated May 9, 2001 relating to the consolidated financial statements and financial statement schedule as of and for the year ended March 31, 2001 which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, CA
June 22, 2001

QuickLinks

  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT